Calculation of Filing Fee Tables
S-3
CHESAPEAKE UTILITIES CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.4867	457(o)			$ 225,000,000.00	0.0001381	$ 31,072.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 225,000,000.00		$ 31,072.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 7,007.45
			Net Fee Due:						$ 24,065.05
Offering Note
[1]	Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price. This registration fee table shall be deemed to update the "Calculation of Filing Fee Tables" in Chesapeake Utilities Corporation's (the "Registrant") registration statement on Form S-3ASR (File No. 333-299198) filed on September 29, 2026 (the "Current Registration Statement") in accordance with Rules 456(b) and 457(r) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Chesapeake Utilities Corp	S-3	333-274284	11/22/2024		$ 7,007.45	Equity	Common Stock, par value $0.4867 per share		$ 45,770,424.84
Fee Offset Sources		Chesapeake Utilities Corp	S-3	333-274284		11/22/2024						$ 15,310.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously filed a Registration Statement on Form S-3 (File No. 333-274284) on August 31, 2023, as amended (the "Prior Registration Statement"). In connection with the Prior Registration Statement, pursuant to a prospectus supplement filed on November 11, 2024, securities were registered for a maximum aggregate offering price of $100,000,000. Pursuant to Rule 457(p) of the Securities Act, the Registrant is offsetting $7,007.45 of the filing fee due under this Current Registration Statement with filing fees previously paid in connection with securities registered on the Prior Registration Statement that were not sold prior to the termination of the offering thereunder. As of the termination of the offering under the Prior Registration Statement, $45,770,425.84 of registered securities remained unsold.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $225,000,000.00. The prospectus is a final prospectus for the related offering.